UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported): June 25, 2002

                       Commission file number: 0000796655
                                ----------------

                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

            Delaware                                     13-3054685
(State or other jurisdiction of             (IRS Employer Identification Number)
 Incorporation or Organization)

801 Mahler Rd, Suite G, Burlingame, CA                     94010
(Address of principal executive offices)                (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

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ITEM 5. Other Events

June 24, 2002

Dear Shareholders:

It's been about six weeks since the shareholders' meeting and our last public announcements. I thought it might be helpful to bring you up-to-date on our progress.

Technology
We continue to move forward aggressively developing the ANTs Data Server (ADS) and ACE, the ANTs concurrency engine, into more fully featured products. We have had excellent feedback from both companies conducting evaluations of ADS. The feedback has led to implementation of new features that will make ADS a more valuable product. While one of the companies has decided not to pursue testing in the future (the fit was just not right), the other continues actively testing. We now have the resources to add another evaluation customer, which we are pursuing.

Many of you have told me that it would be great if these evaluators became customers. I agree, but the most important benefit we derive from the evaluation process is to get hands-on feedback that we will incorporate in future versions of ADS making it a more compelling product.

Strong feedback from the marketplace tells us that porting ADS to run on the Sun/Solaris platform will increase the number of potential customers. We have started that port and expect that we'll be ready to test it in the August-September time frame.

Marketing
We are making good progress in aligning ourselves with a large company who can help bring our technology to market. We are in substantive discussions with a number of such companies.

Financial
We are funded through August and will continue our prior funding activities to support operations. Our stock price has taken a hit in the last week, proving ANTs is not immune to external conditions.

Personnel
We have open requisitions for two engineering positions - one for a Quality Assurance Engineer, the other for a Systems Engineer. As I always do, I'll ask if any of you know someone who may be appropriate for these positions, please refer them to our web site. Here's a link with all the details:
http://www.antssoftware.com/employment/technical.php3

Know that we are working hard every day on your behalf.

Sincerely,

Frank Ruotolo
President and CEO


This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2001. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.

                                   SIGNATURES

    In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               ANTs software inc.


Date:    June 25, 2002         By:   /s/     Francis K. Ruotolo
                                     ------------------------------------------
                                     Francis K. Ruotolo, Chairman,
                                     Chief Executive Officer and President